Exhibit 99.1


                    [LETTERHEAD OF WILLIAMS & WEBSTER, P.S.]
              Certified Public Accountants & Business Consultants


Detto Technologies Inc.
Bellevue, Washington


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Detto Technologies, Inc. as of December 31, 2003, and the related statement of operations, stockholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Detto Technologies, Inc. as of December 31, 2002, were audited by other auditors whose report dated July 13, 2004, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Detto Technologies, Inc. as of December 31, 2003, and the results of its operations, stockholders' equity (deficit) and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2, the Company has sustained losses since inception, has negative working capital and has limited cash resources. These factors raise substantial doubt about the Company's ability to continue as a going concern. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements and the success of future operations. Management's plans regarding those matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Williams & Webster,P.S
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
November 5, 2004

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and
Stockholders of Detto Technologies, Inc.

In our opinion, the accompanying balance sheet as of December 31, 2002 and the related statement of operations, stockholders' deficit and cash flows for the year then ended present fairly, in all material respects, the financial position of Detto Technologies, Inc. at December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PriceWaterhouseCoopers LLP

Seattle, Washington
July 13, 2004

DETTO TECHNOLOGIES, INC.
BALANCE SHEETS
================================================================================
(in thousands of dollars)

                                                                          December 31,      December 31,
                                                                              2003              2002
                                                                         ---------------    ---------------
ASSETS

      CURRENT ASSETS
          Cash and cash equivalents                                      $            66    $            37
          Restricted cash                                                             --                125
          Accounts receivable, net                                                   466              1,347
          Inventory                                                                  154                254
          Prepaid expenses and other current assets                                   23                 47
                                                                         ---------------    ---------------
              Total Current Assets                                                   709              1,810
                                                                         ---------------    ---------------
      PROPERTY, PLANT AND EQUIPMENT, net                                              91                137
      OTHER ASSETS                                                                    11                 34
                                                                         ---------------    ---------------
                                                                                     102                171
                                                                         ---------------    ---------------
TOTAL ASSETS                                                             $           811    $         1,981
                                                                         ===============    ===============
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

      CURRENT LIABILITIES
          Accounts payable                                               $         1,244    $         1,163
          Factor liability                                                           323                618
          Bridge loans, net                                                        3,039              2,536
          Accrued liabilities                                                        374                784
                                                                         ---------------    ---------------
              Total Current Liabilities                                            4,980              5,101
                                                                         ---------------    ---------------
      LONG TERM LIABILITIES                                                           --                 --
                                                                         ---------------    ---------------
      COMMITMENTS AND CONTINGENCIES                                                   --                 --
                                                                         ---------------    ---------------
      STOCKHOLDERS' EQUITY (DEFICIT)
          Preferred stock, no par value; 30,000,000 shares authorized,
              zero shares issued and outstanding                                      --                 --
          Common stock, no par value; 50,000,000 shares authorized,
              22,325,196 shares issued and outstanding                            11,903             11,525
          Accumulated deficit                                                    (16,072)           (14,645)
                                                                         ---------------    ---------------
              Total Stockholders' Equity (Deficit)                                (4,169)            (3,120)
                                                                         ---------------    ---------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                     $           811    $         1,981
                                                                         ===============    ===============

   The accompanying notes are an integral part of these financial statements.

DETTO TECHNOLOGIES, INC.
STATEMENTS OF OPERATIONS
================================================================================
(in thousands of dollars, except per share amounts)

                                                Year Ended December 31,
                                            ----------------------------
                                                 2003          2002
                                            ------------    ------------

REVENUES                                    $      4,187    $      4,499
COST OF REVENUES                                   1,535           1,945
                                            ------------    ------------
GROSS PROFIT                                       2,652           2,554
OPERATING EXPENSES
       Research and development                      948           1,065
       Sales and marketing                         1,107           1,522
       General and administrative                  1,476           1,743
                                            ------------    ------------
            Total Operating Expenses               3,531           4,330
                                            ------------    ------------
LOSS FROM OPERATIONS                                (879)         (1,776
                                            ------------    ------------
OTHER INCOME (EXPENSES)
       Interest expense, net                        (548)           (468
       Other                                          --             (15
                                            ------------    ------------
            Total Other Income (Expenses)           (548)           (483
                                            ------------    ------------

LOSS BEFORE INCOME TAXES                          (1,427)         (2,259
                                            ------------    ------------
INCOME TAXES                                          --              --
                                            ------------    ------------
NET LOSS                                    $     (1,427)   $     (2,259
                                            ============    ============

       BASIC AND DILUTED NET LOSS
       PER COMMON SHARE                     $      (0.06)   $      (0.21
                                            ============    ============

       WEIGHTED AVERAGE NUMBER OF
       BASIC AND DILUTED COMMON STOCK
       SHARES OUTSTANDING                     22,235,196      10,780,071
                                            ============    ============

   The accompanying notes are an integral part of these financial statements.

DETTO TECHNOLOGIES, INC.
STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
================================================================================
(in thousands of dollars, except per share amounts)

                                            Convertible Preferred Stock          Common Stock
                                       -----------------------------------      -------------------
                                       Series A      Series B                                        Accumulated
                                        Shares        Shares       Amount       Shares       Amount     Deficit   Total
                                      ----------    -----------    -------    -----------   -------   --------    -------
Balance at January 1, 2002             6,841,785     10,152,285    $ 9,851      5,007,$08   $  ,665   $ 12,386)      (870)

Conversion of preferred to
  common stock                        (6,841,785)   (10,152,285)    (9,851)    17,317,688     9,851         --         --

Stock-based compensation                      --             --         --             --         9         --          9

Net loss for year ended
  December 31, 2002                           --             --         --             --        --     (2,259)    (2,259)

                                      ----------    -----------    -------    -----------   -------   --------    -------
Balance at December 31, 2002                  --             --         --     22,325,196    11,525    (14,645)    (3,120)
                                      ----------    -----------    -------    -----------   -------   --------    -------

Stock options issued for consulting           --
  services                                    --             --         --             --        16         --         16

Warrants issued to note holders               --             --         --             --       362         --        362

Net loss for the year ended
  December 31, 2003                           --             --         --             --        --     (1,427)    (1,427)
                                      ----------    -----------    -------    -----------   -------   --------    -------

Balance at December 31, 2003                  --             --    $    --     22,325,196   $11,903   $(16,072)   $(4,169)
                                      ==========    ===========    =======    ===========   =======   ========    =======

   The accompanying notes are an integral part of these financial statements.

DETTO TECHNOLOGIES, INC.
STATEMENTS OF CASH FLOWS
================================================================================
(in thousands of dollars)

                                                                    Year Ended December 31,
                                                                 ------------------------
                                                                     2003         2002
                                                                 ----------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net (loss)                                                 $   (1,427)   $   (2,259)
      Adjustments to reconcile net loss to cash
      used in operating activities:
           Depreciation and amortization                                 76           116
           Loss on disposal of assets                                    --           (15)
           Stock-based compensation                                      16             9
           Amortization of debt discount                                333            60
           Decrease (increase) in assets:
                Accounts receivable                                     881          (814)
                Inventory                                               100           198
                Prepaid expenses and other current assets                24            40
                Other assets                                             23           (23)
           Increase (decrease) in liabilities:
                Accounts payable and other current liabilities         (329)          727
                Deferred revenue                                         --           (58)
                                                                 ----------    ----------
                     Net cash used in operating activities             (303)       (2,019)
                                                                 ----------    ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchases of property and equipment                               (30)           27
      Restricted cash                                                   125          (125)
                                                                 ----------    ----------
                     Net cash provided by investing activities           95           (98)
                                                                 ----------    ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
      Factoring of accounts receivable                                 (295)          618
      Proceeds from bridge loans                                        532         1,202
                                                                 ----------    ----------
                     Net cash provided by financing activities          237         1,820
                                                                 ----------    ----------
      Net increase (decrease) in cash                                    29          (297)
      Cash, beginning                                                    37           334
                                                                 ----------    ----------
      Cash, ending                                               $       66    $       37
                                                                 ==========    ==========
SUPPLEMENTAL CASH FLOW DISCLOSURES:

      Interest expense paid                                      $        2    $       --
                                                                 ==========    ==========
      Income taxes paid                                          $       --    $       --
                                                                 ==========    ==========

NON-CASH FINANCING AND INVESTING ACTIVITIES:

      Stock-based compensation                                   $       16    $        9
      Amortization of debt discount                              $      333    $       60

   The accompanying notes are an integral part of these financial statements.

DETTO TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2003
--------------------------------------------------------------------------------
NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Detto Technologies, Inc. (the "Company") was incorporated in October 1999 in the State of Washington and is engaged in the development and sales of data migration software.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Detto Technologies, Inc. is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of its liabilities in the normal course of operations.

As shown in the accompanying financial statements, the Company has incurred an accumulated deficit of $16,072,000 through December 31, 2003, has negative working capital and has limited cash resources. Although revenues for the year ended December 31, 2003 were $4,187,000, the Company still sustained a loss from operations of $879,000. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company's financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Management expects the Company to incur losses and negative cash flows from operations through June 30, 2004 as the Company continues to grow its customer base and product offerings. Management is currently attempting to obtain additional funding through the sale of capital stock. However, the achievement of these plans cannot be predicted with certainty and there can be no assurance that additional financing can be achieved. See Note 9.

Accounting Method
The Company uses the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America.

DETTO TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2003
--------------------------------------------------------------------------------
Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Cash and Cash Equivalents
For purposes of its statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents. The Company maintains its cash in bank accounts, which may at times exceed federal insured limits and in money market accounts that are not federally insured. The Company has not experienced any losses in such accounts.

Fair Value of Financial Instruments
The Company's financial instruments as defined by SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," include cash, accounts payable and accrued expenses and short-term borrowings. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at December 31, 2003.

Recent Accounting Pronouncements
In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" (hereinafter "SFAS No. 150"). SFAS No. 150 establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. At December 31, 2003, SFAS No. 150 had no effect on the Company.

Revenue Recognition
The Company recognizes revenue for product sales when there is a mutually executed sales contract, when the products are shipped and title passes to customers, when the contract price and terms are fixed, and when collectibility is reasonably assured.

The Company sells products through resellers, original equipment manufacturers and other channel partners, as well as directly to end users. Typically, a software license, hardware, installation and post-contract customer support elements are combined into a package with a single "bundled" price. A portion of the sales price is allocated to each element of the bundled package based on their respective fair values as determined when the individual elements are sold separately. When rights of return are present and the Company cannot estimate returns, the Company recognizes revenue when such rights lapse.

DETTO TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2003
--------------------------------------------------------------------------------
Accounts Receivable
The Company carries its accounts receivable at cost less an allowance for doubtful accounts. The allowance for doubtful accounts balance was $37,855 at December 31, 2003 and 2002.

A receivable is considered past due if payments have not been received by the Company for 30 days. The Company does not accrue interest on past due invoices. The Company endeavors to collect on its accounts or, if collection is unlikely, to repossess the related product.

Basic and Diluted Loss Per Share
Statement of Financial Accounting Standards No.128, "Earnings Per Share" (hereinafter "SFAS No. 128"), requires the reporting of basic and diluted earnings/loss per share. Basic loss per share is calculated by dividing net loss by the weighted average number of outstanding common shares during the year. As all potential common shares are anti-dilutive, the effects of options, warrants and convertible securities are not included in the calculation of diluted loss per share.

Inventory
Inventory consists of packaged software finished goods including CD ROMS and cables and is stated at the lower of cost (determined on a first-in, first-out basis) or market.

Provision for Taxes
Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (hereinafter "SFAS No. 109"). Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

At December 31, 2003, the Company had net deferred tax assets (calculated at an expected rate of 34%) of approximately $4,600,000 principally arising from net operating loss carryforwards for income tax purposes. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset was recorded at December 31, 2003.

DETTO TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2003
--------------------------------------------------------------------------------

The significant components of the income tax and deferred tax asset at December 31, 2003 and 2002 are as follows:

(in thousands of dollars)
                                                             2003        2002
                                                           --------    --------
Net operating loss carryforward                            $ 11,200    $  9,040
                                                           ========    ========
      Tax loss carryforwards and
         research and development tax credits              $  4,217    $  3,197

      Capitalized start-up and organization costs, net          396         755

      Other                                                      --         533
                                                           --------    --------
         Deferred income tax assets                           4,613       4,485
Valuation allowance                                          (4,613)     (4,485)
                                                           --------    --------

         Net deferred tax asset                            $     --    $     --
                                                           ========    ========

At December 31, 2003, the Company has net operating loss carryforwards of approximately $11,200,000 which expire in the years 2020 through 2023. The change in the allowance account from December 31, 2002 to December 31, 2003 was $1,000.

Concentrations
For the year ended December 31, 2002, the Company had two customers which represented 66% and 11% of revenues, respectively, and had three customers which represented 42%, 29% and 10% of accounts receivable at December 31, 2002, respectively.

For the year ended December 31, 2003, the Company had two customers which represented 65% and 10% of revenues, respectively, and had one customer which represented 83% of accounts receivable at December 31, 2003.

Advertising Costs
Advertising costs are expensed as incurred. Advertising expenses for the years ended December 31, 2003 and 2002 were approximately $400,000 and $502,000, respectively.

Research and Development Costs
The Company makes significant investments in research for the development of new products. Research and development costs are charged to expense as incurred. Research and development for the years ended December 31, 2003 and 2002 were approximately $948,000 and $1,065,000, respectively.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and Equipment is carried at cost less an allowance for depreciation. Depreciation is recorded using the straight-line method over an estimated useful life of three to seven years.

Property and equipment consisted of the following at December 31, 2003 and 2002:

DETTO TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2003
--------------------------------------------------------------------------------

(in thousands of dollars)
                                                           2003           2002
                                                           -----          -----
Computer equipment                                         $ 221          $ 192
Computer software                                             43             42
Office equipment                                              79             79
Furniture and fixtures                                        29             29
                                                           -----          -----
                                                             372            342
Less:  Accumulated depreciation                             (281)          (205)
                                                           -----          -----
                                                           $  91          $ 137
                                                           -----          -----

Depreciation expense for the years ended December 31, 2003 and 2002 was approximately $76,000 and $116,000, respectively.

NOTE 4 - RELATED PARTY TRANSACTIONS

The Company has obtained various financing arrangements through existing shareholders. See Note 6.

NOTE 5 - DEBT

Bridge Loans
In February 2002, the Company received $200,000 as a bridge loan from a vendor. The note bears interest of 8% per annum and is guaranteed by an existing shareholder and collateralized by the shareholder's common stock of the Company. The outstanding principal and related interest is payable in monthly installments beginning January 2003 through December 2003. See Note 9.

From April through August 2002, two shareholders purchased convertible promissory notes from the Company totaling $520,000. The promissory notes are convertible into 3,467,000 shares of common stock and bear interest of 8% per annum due at maturity in August 2002.

In August 2002, the Company converted existing convertible promissory notes of two shareholders of $1,470,000 and $550,000 and related interest of $73,370 and $32,829, respectively, into promissory notes totaling $2,126,199. The promissory notes bear interest of 8% annum due at maturity in October 2002. The maturity date of the promissory notes was extended by the note holders to January 2004. See Note 9.

DETTO TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2003
--------------------------------------------------------------------------------

In September and October of 2002, two shareholders purchased promissory notes from the Company totaling $130,000. The notes bear interest of 8% per annum due at maturity in October 2002. The maturity date of the promissory notes was extended by the note holders to January 2004. See Note 9.

In November of 2002, the Company issued a convertible promissory note to a new investor for $80,000. The promissory note which is convertible into 533,333 shares of common stock bears interest of 8% per annum due at maturity in February 2003. The note and interest were paid in full at maturity.

In June of 2003, two investors purchased promissory notes from the Company totaling $100,000. The notes bear interest of 8% per annum due at maturity in August of 2003. The maturity date of the promissory notes was extended by the note holders to January 2004.

In September of 2003, two investors purchased promissory notes from the Company in amounts of $60,000 and $35,000. The notes bear interest of 8% and are due at maturity in January of 2004 and September of 2004, respectively.

Factor Liability
In February 2002, the Company entered into an agreement with a financial institution, whereby the institution will advance up to 70% of accounts receivable due up to 60 days from the invoice date. The agreement allows for a maximum advance limit of $1,000,000 to be advanced to the Company at any given time. The Company is charged an origination fee of 1.50% of the amount of the purchased account. A service charge of 0.05% of the advanced amount is charged for each day the amount is outstanding past 30 days. As the arrangement did not constitute a sale under the provisions of Statement of Financial Accounting Standards 140, the Company has recorded a liability within the financial statements at December 31, 2003 and 2002 for approximately $323,000 and $618,000, respectively.

NOTE 6 - CAPITAL STOCK

Common Stock
The Company did not issue shares of its common stock during the year ended December 31, 2003. Accordingly, as of December 31, 2002 and 2003 there were 22,325,196 common shares outstanding.

Convertible Preferred Stock
In September 2002, in accordance with the amended and restated articles of incorporation, by the election of greater than two-thirds of the outstanding shares of the Series A and Series B preferred stock holders, the Company converted all shares of preferred stock at the then applicable conversion ratio into common shares of the Company. Shares of Series A and Series B preferred stock of 6,841,785 and 10,152,285, respectively, were converted into 17,317,688 shares of common stock. Additionally, in connection with the conversion, all outstanding warrants to purchase preferred stock were converted into common stock at the then applicable conversion ratio.

DETTO TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2003
--------------------------------------------------------------------------------

NOTE 7 - STOCK OPTIONS AND WARRANTS

Stock Options
The Company has adopted an employee stock option plan (the "Plan"), which provides for nonqualified and incentive stock options for officers, directors, employees and consultants, and has reserved a total of 5,000,000 shares of common stock for issuance pursuant to the Plan. Options under the Plan generally expire ten years from the date of grant, or five years in the case of an option holder owning more than 10% of the voting power of all classes of stock. Under the Plan, the Plan administrator will set conditions for the exercise of the options. Exercise prices for common stock subject to options issued under the Plan are equal to the fair market value of the common stock, as determined by the Company's board of directors, on the grant date. Generally, options vest over four years.

The Company applies the intrinsic method under APB Opinion No. 25 and related interpretations in accounting for its employee stock compensation plan. To date, the exercise price of stock options granted to employees has been equal to the fair value of the underlying shares at the date of grant. Accordingly, no compensation costs have been recognized for options granted to employees.

Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS 123), requires the disclosure of pro-forma information as if the Company had adopted the fair value method of accounting for stock-based compensation. The pro-forma effect on the Company's net income applying SFAS 123 would have been as follows for the years ended December 31, 2003 and 2002, respectively:

(in thousands of dollars)
                                                              2003       2002
                                                            -------     -------
Net Loss
          Amounts reported                                  $(1,427)    $(2,259)

          Deduct:  Recorded stock-based compensation             13           9

          Add:  SFAS 123 stock-based compensation              (303)        (51)
                                                            -------     -------
                  Pro forma net loss                        $(1,717)    $(2,301)
                                                            -------     -------

DETTO TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2003
--------------------------------------------------------------------------------

In January 2003, the Company increased the number of shares reserved for issuance under its employee stock option plan from 5,000,000 to 8,000,000. At December 31, 2003, 987,510 options remained available for future grant. Stock options activity under the plan is summarized as follows:

                                                                        Weighted
                                                                        Average
                                                                        Exercise
                                                          Shares         Price

Options outstanding at January 1, 2002                   4,188,408    $     0.35
Granted                                                  1,062,000          0.15
Cancelled                                               (1,017,210)         0.20
Exercised                                                       --            --
Options outstanding at December 31, 2002                 4,233,198          0.33
                                                        ----------    ----------
Granted                                                  2,892,000          0.15
Cancelled                                                 (112,709)         0.20
Exercised                                                       --            --
                                                        ----------    ----------
Options outstanding at December 31, 2003                 7,012,489    $     0.26

                                                        ==========    ==========

In the year ended December 31, 2003, the Company granted 185,000 options to consultants. In the year ended December 31, 2002, the Company did not grant stock options to consultants. The fair value for the years ended December 31, 2003 and 2002 of the vested portion of the previously granted options equaling approximately $3,000 and $9,000, respectively, was expensed during these periods. The unvested portion is valued each reporting date and is being charged to expense over the vesting period.

Disclosures required under SFAS 123 for stock options granted as of December 31, 2003 using the Black-Scholes option-pricing model prescribed by SFAS 123 are provided below. The assumptions used during the year ended December 31, 2003 is as follows: risk-free interest rate of 3.9%, expected life of options is 10 years, and volatility of 52.5%. Summarized information about stock options outstanding and exercisable at December 31, 2003 is as follows:

                              Options Outstanding                                   Options Exercisable
      ---------------------------------------------------------------------    ------------------------------
        Exercise           Number            Weighted           Weighted          Number          Weighted
                                              Average
                                             Remaining          Average                           Average
                                            Contractual         Exercise                          Exercise
         Price           Outstanding       Life (Years)          Price          Exercisable         Price
   $      0.15               4,856,739         8.66        $       0.15            1,088,858   $     0.15
          0.40                 187,500         6.32                0.40              171,874         0.40
          0.45               1,251,100         6.05                0.45            1,251,075         0.45
          0.50                 350,000         6.08                0.50              342,708         0.50
          0.65                 317,151         6.79                0.65              255,393         0.65
          1.50                  50,000         6.08                1.50               48,958         1.50
      -------------    ----------------    --------------     -------------    --------------     -----------
   $  0.15 - 1.50            7,012,490         7.90        $      0.26             3,158,866   $     0.38
      -------------    ----------------    --------------     -------------    --------------     -----------

DETTO TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2003
--------------------------------------------------------------------------------

Warrants
The Company frequently issues common stock warrants in connection with its financing arrangements. The fair market value of the warrants (calculated using the Black-Scholes option pricing formula) are recorded as a discount to the related debt and amortized over the life of the debt or the exercise term of the warrants, whichever is shorter. During the year ended December 31, 2003, approximately $333,000 was charged to income for warrants issued in connection with the Company's financing arrangements.

Outstanding warrants to purchase common stock at December 31, 2002 and 2003 are as follows:

                                                             Exercise          Fair Value
                                                             Price Per        Per Share At       Expiration
                                        Common Shares          Share           Grant Date           Date
                                       ----------------    --------------    ---------------    -------------
Warrants issued in connection
  with bridge loan financing              2,231,667         $0.30-$1.30       $0.11-$0.12       10/04-11/07

Warrants issued in connection
  with line of credit                        22,556               $1.30             $0.38              5/07

                                         ------------
Outstanding at 12/31/02                   2,254,223
                                         ------------

Warrants issued in connection
  with bridge loan financing              3,570,368               $0.15             $0.15         1/08-9/08

Warrants issued in connection
  with line of credit                     1,500,000               $0.15             $0.15              1/07

                                         ------------
Outstanding at 12/31/03                   7,324,591
                                         ============

NOTE 8 - COMMITMENTS AND CONTINGENCIES

Lease Commitments
The Company leases its facilities in Bellevue, Washington under operating leases expiring in 2006. In addition, the Company leases computer equipment under an operating lease. The approximate future rental payments due under the Company's leases are as follows:

Years Ending
December 31, 2004                                                       $104,000
December 31, 2005                                                         96,500
                                                                        --------
       Total minimum lease payments                                     $200,500
                                                                        ========

DETTO TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2003
--------------------------------------------------------------------------------

Loss Contingencies
The Company is subject from time to time to litigation, claims and suits arising in the ordinary course of business. At December 31, 2003, the Company was a party to litigation related to past due accounts payable. Subsequent to these financial statements, the Company agreed to a stipulated judgment requiring payment of the accounts payable (including accrued interest) of approximately $300,000. These amounts are included in the accompanying financial statements at December 31, 2003.

NOTE 9 - SUBSEQUENT EVENTS

In January 2004, the Company converted existing promissory notes of $1,643,370 and $672,829 and related interest of $183,733 and $70,529, respectively, into convertible promissory notes totaling $2,570,461. The promissory notes are convertible into 17,136,407 shares of common stock and bear interest of 8% per annum due at maturity in January 2005.

During April and May of 2004, the Company sold approximately $600,000 of convertible promissory notes to new shareholders. The notes bear interest of 8% per annum. In August of 2004, the notes and accrued interest were converted into 348,205 shares of the Company's common stock. Additionally, the Company raised $436,500 through the sale of 512,308 shares of the Company's common stock to new investors in August and September of 2004.

In June 2004, the Company agreed to a new two-year lease on its current facilities in Bellevue, Washington. The future rental payments under the lease are approximately $200,000 over the two-year life of the lease.

In August of 2004, pursuant the stock purchase agreement then dated, the Company agreed to exchange all of its outstanding shares of common stock for 4,901,004 shares of Jitsource, Inc. (hereinafter Jitsource), an SEC registrant. The remaining 9,500,000 shares of Jitsource were cancelled. The 4,901,004 shares acquired by the Company represented approximately 68% of the total outstanding stock of Jitsource. Prior to the transaction, Jitsource was a non-operating public company with limited assets. At the completion of the acquisition, the primary operations of Jitsource now consist of the operations of the Company.

DETTO TECHNOLOGIES, INC.
BALANCE SHEETS




                                                                                                    JUNE 30,
                                                                                                      2004
ASSETS                                                                                            (in thousands)
                   CURRENT ASSETS
                                    Cash & cash equivalents                                       $     13
                                    Restricted cash                                                      -
                                    Accounts receivable, net                                           306
                                    Inventory                                                          121
                                    Prepaid expenses and other current assets                           30

                                                                                                  --------
                                                      Total Current Assets                             470
                                                                                                  --------


                   PROPERTY, PLANT AND EQUIPMENT, net                                                   71
                   OTHER ASSETS                                                                         34

                                                                                                  --------
                                                                                                       105
                                                                                                  --------



TOTAL ASSETS                                                                                      $    575
                                                                                                  ========





LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                   CURRENT LIABILITIES
                                    Accounts payable                                              $    882
                                    Factor liability                                                   195
                                    Bridge loans, net                                                1,348
                                    Accrued liabilities                                                657

                                                                                                  --------
                                                      Total Current Liabilities                      3,082
                                                                                                  --------

                                                                                                  --------
                   DEFERRED REVENUE, net of COGS                                                       540
                                                                                                  --------


                                                                                                  --------
                   LONG TERM LIABILITIES                                                                 -
                                                                                                  --------


                                                                                                  --------
                   COMMITMENTS AND CONTINGENCIES                                                         -
                                                                                                  --------


                   STOCKHOLDERS' EQUITY (DEFICIT)

                                    Preferred stock, no par value; 30,000,000 shares authorized
                                          zero shares issued and outstanding                             -
                                    Common stock, no par value; 50,000,000 shares authorized,
                                          22,325,196 shares issued and outstanding                  13,385
                                    Accumulated deficit                                            (16,433)

                                                                                                  --------
                                                      Total Stockholders' Equity (Deficit)          (3,048)
                                                                                                  --------


TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                                              $    575
                                                                                                  ========

DETTO TECHNOLOGIES, INC.
STATEMENT OF OPERATIONS

                                                                                     JUNE 30,   JUNE 30,

                                                                                       2004       2003
                                                                                      -------    -------
                                                                                  (in thousands) (in thousands)


REVENUES                                                                              $ 2,063    $ 2,388

COST OF REVENUES                                                                          642        901
                                                                                      -------    -------

GROSS PROFIT                                                                            1,421      1,488

OPERATING EXPENSES
                   Research and development                                               415        481
                   Sales and marketing                                                    606        615
                   General and administrative                                             608        663
                                                                                      -------    -------

                                    Total Operating Expenses                            1,629      1,760
                                                                                      -------    -------

                                                                                         (208)      (272)
                                                                                      -------    -------
LOSS FROM OPERATIONS


OTHER INCOME (EXPENSES)
                   Interest expenes, net                                                 (119)      (109)
                   Other                                                                  (33)       (64)
                                                                                      -------    -------

                                    Total Other Income (Expenses)                        (152)      (173)
                                                                                      -------    -------


LOSS BEFORE INCOME TAXES                                                                 (360)      (445)
                                                                                      -------    -------


INCOME TAXES                                                                                -          -
                                                                                      -------    -------


NET LOSS                                                                              $  (360)   $  (445)
                                                                                      =======    =======


                   BASIS AND DILUTED NET LOSS
                   PER COMMON SHARE                                                      (.02)      (.02)
                                                                                         ----       ----


                   WEIGHTED AVERAGE NUMBER OF
                   BASIC AND DILUTED COMMON STOCK
                   SHARES OUTSTANDING                                              22,352,489 22,325,196


DETTO TECHNOLOGIES, INC.
STATEMENTS OF CASH FLOWS

                                                                                                          June 30,      June 30,
                                                                                                           2004           2003
                                                                                                      (in thousands) (in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
                   Net (loss)                                                                              $(360)       $(445)
                   Adjustments to reconcile net loss to cash
                   used in operating activities:
                                    Depreciation and amortization                                             21           41
                                    Loss on disposal of assets                                                 -            -
                                    Stock-based compensation                                                   2            2
                                    Amortization of debt discount
                                    Decrease (increase) in assets;
                                                      Accounts receivable                                    159          805
                                                      Inventory                                               34          108
                                                      Prepaid expenses and other current assets               (7)         (59)
                                                      Other assets                                           (23)           -
                                    Increase (decrease) in liabilities:
                                                      Accounts payable and other current liabilities        (316)        (533)
                                                      Deferred revenue                                       540            -
                                                                                                           -----        -----

                                                          Net cash used in operating activities               50          (81)
                                                                                                           -----        -----


CASH FLOWS FROM INVESTING ACTIVITIES:
                   Purchases of property and equipment                                                        (1)         (28)
                   Restricted cash                                                                             -            -

                                                          Net cash provided by investing activities           (1)         (28)
                                                                                                           -----        -----


CASH FLOWS FROM FINANCING ACTIVITIES
                   Factoring of accounts receivable                                                         (127)        (282)
                   Proceeds from bridge loans                                                                 26          243
                                                                                                           -----        -----

                                                          Net cash provided by financing activities         (101)         (39)
                                                                                                           -----        -----


                   Net increase (decrease) in cash                                                           (53)        (148)

                   CASH, BEGINNING                                                                            66          162
                                                                                                           -----        -----

                   CASH, ENDING                                                                            $  13        $  14
                                                                                                           =====        =====


SUPPLEMENTAL CASH FLOW DISCLOSURES:
                   Interest expense paid                                                                     $ -          $ -
                                                                                                           =====        =====

                   Income taxes paid                                                                         $ -          $ -
                                                                                                           =====        =====

NON-CASH FINANCING AND INVESTING ACTIVITIES:
                   Stock-based compensation                                                                  $ -          $ -
                   Amortization of debt discount                                                             $ -          $ -
